Exhibit 10.4

         Execution Copy

EXECUTIVE SECURITIES AGREEMENT

        THIS AGREEMENT is made as of August 20, 2002 by and among Otis Spunkmeyer Holdings, Inc. a Delaware corporation (the "Company"), John S. Schiavo (the "Executive") and the Schiavo Family Revocable Trust, a California trust (the "Trust"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 6 hereof.

        WHEREAS, the Executive is the owner of fully vested and exercisable stock options to acquire 17,236.00 shares of Otis Spunkmeyer, Inc. ("Target") Class B Common Stock, par value $.01 per share ("Target Class B Common"), with an aggregate strike price of $410,044.44 (the "Old Options");

        WHEREAS, the Trust is the owner of 69,364.00 shares of Target Class A Common Stock, par value $.01 per share (the "Target Class A Common" and together with the Target Class B Common, the "Target Stock");

        WHEREAS, (i) the Trust desires to contribute a portion of the shares of Target Class A Common held by the Trust pursuant to this Agreement, (ii) certain other executives of Target ("Other Executives") desire to contribute a portion of the shares of Target Class A Common held by such Other Executives, each pursuant to an Executive Securities Agreement between such Other Executive and the Company and (iii) Code Hennessy & Simmons IV LP ("CHS") desires to contribute cash to the Company pursuant to a Stock Purchase Agreement among the Company, CHS and others, all in exchange for the Company's issuance to each of the Executive, the Trust, the Other Executives and CHS shares of capital stock of the Company in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

        WHEREAS, (i) the Executive desires to contribute a portion of the Old Options held by the Executive pursuant to this Agreement, (ii) the Other Executives desire to contribute a portion of the Old Options held by such Other Executives, each to the Company in exchange for the Company's issuance to each of the Executive and the Other Executives of certain options to acquire the capital stock of the Company pursuant to the Otis Spunkmeyer Holdings, Inc. 2002 Rollover Option Plan, as approved by the board of directors and the stockholders of the Company (a copy of which is attached hereto as Exhibit A) (the "Plan");

        WHEREAS, the Company and the Executive have entered into a letter agreement dated as of June 27, 2002 whereby each has agreed to enter into this Agreement in connection with the merger between Otis Spunkmeyer Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Target (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 27, 2002 (the "Merger Agreement"). Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by CHS.

        NOW THEREFORE, in consideration of the terms and conditions contained herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Exchange of Stock and Substitution of Options.

          (a)   Immediately prior to the consummation of the Merger, the Trust shall present, contribute, and deliver, free and clear of all liens, to the Company certificates evidencing 4,839.00 shares of Target Class A Common, and such certificates shall be duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and bearing or accompanied by all requisite stock transfer stamps, and, thereupon, the Company will, and in consideration thereof, issue and deliver to the Trust certificates representing 246,721 shares of Company Common Stock, par value $.01 per share ("Company Common Stock") and 246.721 shares of Company Class A Preferred Stock, par value $.01 per share, ("Company Class A Preferred"). The shares of Company Common Stock and Company Class A Preferred issued pursuant to this Section 1(a), as well as the Rollover Common Option (as defined below) (and the Company Common Stock issuable upon the exercise thereof), the Rollover Preferred Option (as defined below) (and the Company Class A Preferred issuable upon the exercise thereof) and any other capital stock of the Company the Trust and/or the Executive may otherwise acquire shall be referred to herein as the "Executive Securities."

          (b)   Immediately prior to the consummation of the Merger, the Executive shall present, contribute, and deliver, free and clear of all liens, to the Company instruments evidencing Old Options to acquire 17,236.00 shares of Target Class B Common, and such instruments shall be accompanied by instruments of transfer duly executed in blank, and, thereupon, the Company will, and in consideration thereof, grant and deliver to the Executive, pursuant to the Company's 2002 Rollover Stock Option Plan, options to purchase (i) 878.793 shares of Company Class A Preferred (the "Rollover Preferred Option") at a strike price of $233.300 per share (the "Preferred Exercise Price") and (ii) 878,793 shares of Company Common Stock (the "Rollover Common Option", and together with the Rollover Preferred Option, the "Rollover Options") at a strike price of $0.233 per share (the "Common Exercise Price"). The Rollover Options shall expire at the close of business on December 29, 2008 (the "Expiration Date"), subject to earlier expiration as provided in Section 2 below. The Rollover Options are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (c)   All shares of Target Class A Common held by the Trust and not contributed pursuant to Section 1(a) above and all Old Options held by the Executive and not contributed pursuant to Section 1(b) above shall be cancelled pursuant to the Merger and shall be entitled to the applicable consideration described in the Merger Agreement.

          (d)   Within 30 days after the Trust and/or the Executive purchases any Executive Securities from the Company, Executive may make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

          (e)   The parties acknowledge that the value of the Target Class A Common and the Old Options contributed by the Trust and the Executive, respectively, to the Company pursuant to this Agreement will be adjusted to reflect the additional payments described in this paragraph; provided, however, that such adjustments shall be made by payments in cash pursuant to this Section 1(e) and not by adjusting the number or value of the Executive Securities issued hereunder. Specifically, each of the Trust and the Executive shall be entitled to receive from the Company in respect of each share of Target Class A Common contributed hereunder and each share of Target Class B Common underlying an Old Option contributed hereunder, (i) the Per Share Additional Amount (as such term is defined in the Merger Agreement) when and if such amount is paid to the other former owners of the Target pursuant to the Merger Agreement and (ii) the Per Share Escrow Amount within 10 days after the Company receives such Per Share Escrow Amount from the Seller's Representative (as defined in the Merger Agreement) pursuant to the terms of the Escrow Agreement.

          (f)    In connection with the issuance of the Executive Securities hereunder, each of the Trust and the Executive jointly and severally represents and warrants to the Company that:

            (i)    The Executive Securities to be acquired by each of the Trust and the Executive pursuant to this Agreement shall be acquired for each of the Trust's and the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

            (ii)   Executive is an executive officer of the Company and is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities. The Trust is an "accredited investor" as such term is defined under Rule 501(a) of the rules promulgated under the 1933 Act. The Trust is within the definition of "Family Group" as set forth in Section 8 of the Stockholders Agreement (as defined below).

            (iii)  Each of the Trust and the Executive is able to bear the economic risk of its and his investment in the Executive Securities for an indefinite period of time because the Executive Securities has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

            (iv)  Each of the Trust and the Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and, to his knowledge, has had full access to such other information concerning the Company as he has requested. Each of the Trust and the Executive has reviewed, or has had an opportunity to review, a copy of the Merger Agreement and each of the Trust and the Executive is familiar with the transactions contemplated thereby. Each of the Trust and the Executive has also reviewed, or has had an opportunity to review, the following documents in the form that each was provided to him by the Company: (A) the

    Company's Certificate of Incorporation and Bylaws and (B) the loan agreements, notes and related documents with the Company's lenders.

            (v)   This Agreement constitutes the legal, valid and binding obligation of each of the Trust and the Executive, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles), and the execution, delivery and performance of this Agreement by each of the Trust and the Executive do not violate or cause a breach of any agreement, contract or instrument to which the Trust or the Executive is a party or any judgment, order or decree to which the Trust or the Executive is subject.

            (vi)  Neither the Trust nor the Executive has taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which the Trust or the Executive is a party or by which Executive is bound.

            (vii) The trust was formed pursuant to the laws of the State of California and each of its trustee(s) is a resident of such state. The Executive is a resident of the state of California.

          (g)   As an inducement to the Company to issue the Executive Securities to each of the Trust and the Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to the Trust or the Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time.

          (h)   The Trust owns the Target Stock referred to in Section 1(a) above beneficially and of record, free and clear of all liens, encumbrances, security interests, voting agreements, voting trusts or other arrangements or restrictions (other than any agreement or restriction between the Target and the Trust that shall be terminated in connection with the Merger), and upon delivery of such shares of Target Stock as provided in Section 1(a) above, the Trust shall transfer to the Company good and valid title thereto, free and clear of all liens, encumbrances, security interests, adverse claims, voting agreements, voting trusts and other arrangements or restrictions.

          (i)    Executive owns the Old Options referred to in Section 1(b) above, free and clear of all liens, encumbrances, security interests, voting agreements, voting trusts or other arrangements or restrictions (other than any agreement or restriction between the Target and the Executive that shall be terminated in connection with the Merger), such Old Options have not been exercised, and upon delivery of the instruments evidencing the Old Options as provided in Section 1(b) above, Executive shall transfer to the Company good and valid title thereto, free and clear of all liens, encumbrances, security interests, adverse claims, voting agreements, voting trusts and other arrangements or restrictions.

          (j)    In connection with the issuance of the Executive Securities hereunder, the Company represents and warrants to the Trust and the Executive that:

            (i)    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii)   The Company has or prior to the Closing Date will have taken all corporate action required to authorize the execution and delivery of this Agreement and the issuance of the Executive Securities.

            (iii)  The Executive Securities, when issued and upon payment of the purchase price therefor, will be duly authorized, validly issued, fully paid and non-assessable.

            (iv)  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles), and the execution, delivery and performance of this Agreement by the Company do not violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject other than to the extent that any such conflict, violation or breach which would not individually or in the aggregate have a material adverse effect on the Company's ability to consummate the issuance of the Executive Securities and the other transactions contemplated herein.

            (v)   As of the Closing Date and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 100,000 shares of Company Class A Preferred of which 49,292.149 shares shall be issued and outstanding, (b) 97,600,000 shares of Company Common Stock, of which 46,292,149 shares shall be issued and outstanding, (c) 3,000,000 shares of Nonvoting Common Stock, par value $.01 per share (the "Company Nonvoting Common Stock"), of which 3,000,000 shares shall be issued and outstanding, (d) 3,338,692 of Company Common Stock shall be reserved for issuance upon exercise of the options issued pursuant to the Otis Spunkmeyer Holdings, Inc. 2002 Stock Option Plan (the "Stock Option Plan"), as approved by the Board and the holders of at least a majority of the outstanding capital stock of the Company entitled to vote on the matter and (e) 3,014,031 shares of Company Common Stock and 3,014.031 shares of Company Class A Preferred shall be reserved for issuance upon exercise of the options issued pursuant to the Plan. As of the Closing Date, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans except for those options to purchase shares of Company Class A Preferred or shares of Company Common Stock issued pursuant to the Stock Option Plan and the Plan.

            (vi)  The offer, sale and issuance of the Executive Securites hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

        2.     Terms of Rollover Options

          (a)   Procedure for Exercise. The Executive may exercise all or any portion of the outstanding Rollover Common Options or Rollover Preferred Options held by the Executive, at any time and from time to time prior to the Expiration Date, by (a) delivering written notice to the Company (to the attention of the Company's Secretary), (b) paying to the Company an amount in cash (the "Rollover Option Price") equal to the product of (i) the Preferred Exercise Price or Common Exercise Price, as applicable, multiplied by (ii) the number of shares Executive shall acquire pursuant to the exercise of the Rollover Preferred Option or the Rollover Common Option, as applicable, and (c) delivering the Executive's written acknowledgement that the Executive has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the Executive regarding the Company. The Rollover Option Price shall be paid by certified check or wire transfer of immediately available funds. As a condition to any exercise of a Rollover Option, the Executive shall permit the Company to deliver to the Executive all financial and other information regarding the Company it believes necessary to enable the Executive to make an informed investment decision, and the Executive shall make all customary investment representations which the Company requires.

          (b)   Sale of the Company. Any portion of the Rollover Options which is not exercised prior to or in connection with the Sale of the Company shall be forfeited, unless otherwise determined by the Board; provided, however, that the Executive's right to exercise any portion of the Rollover Options prior to a Sale of the Company shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Sale of the Company and ending immediately prior to the effective date of such transaction or upon receipt of notice from the Company that such a transaction will not occur. The Company agrees to give the Executive at least 20 days prior written notice of any proposed Sale of the Company.

          (c)   Non-Transferability of Option. The Rollover Options are personal to the Executive and are not transferable by the Executive other than by will or the laws of descent and distribution. During the Executive's lifetime only the Executive (or the Executive's guardian or legal representative) may exercise the Rollover Options. In the event of the Executive's death, the Rollover Options may be exercised only by the executor or administrator of the Executive's estate or the Person or Persons to whom the Executive's rights under the Rollover Options shall pass by will or the laws of descent and distribution.

          (d)   Conformity with Plan. The Rollover Options are intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. The Executive acknowledges his receipt of the Plan and agrees to be bound by all of the terms of the Plan.

          (e)   Withholding of Taxes. The Company shall be entitled, to the extent required by law, to withhold from the Executive from any amounts due and payable by the Company to the Executive (or secure payment from the Executive in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable upon exercise of the Rollover Options, and the Company may defer such issuance unless indemnified by the Executive to its satisfaction.

          (f)    Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of the Company's Common Stock or Class A Preferred (an "Adjustment Transaction"), the Board shall, in order to prevent the dilution or enlargement of rights under the Rollover Options, make proportional adjustments in the number and type of shares covered by the Rollover Options and the exercise price specified herein, so that (i) the Rollover Options (or any replacements thereof) represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such Adjustment Transaction with respect to or in exchange for the number of shares of Company Common Stock or Company Class A Preferred, as the case may be, purchasable and receivable upon exercise of the Rollover Options had such exercise occurred in full immediately prior to such Adjustment Transaction, and (ii) the aggregate Rollover Option Price for all Rollover Options remains unchanged. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock or Company Class A Preferred then subject to any Rollover Options.

          (g)   Automatic Termination of Rollover Options. The unexercised portion of any Rollover Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

            (i)    December 29, 2008;

            (ii)   the expiration of three months from the date which is first to occur of (A) the Executive ceasing to be an employee of the Company or any of its subsidiaries (other than as a result of Involuntary Termination (as defined in subparagraph (iii) below)) or (B) a Termination for Cause (as defined in subparagraph (iv) below); provided, however, that if the Executive shall die during such three-month period, the time of termination of the unexercised portion of such Rollover Option shall be the expiration of 12 months from the date that such Executive ceased to be an employee or director of, or independent consultant to, the Company or any of its subsidiaries;

            (iii)  the expiration of 12 months from the date that the Executive ceases to be an employee of the Company or any of its subsidiaries, if such termination is due to such Executive's death or Disability;

            (iv)  immediately if the Executive ceases to be an employee of the Company or any of its subsidiaries, if such termination is pursuant to a Termination for Cause; "Termination for Cause" shall mean any termination of the Executive initiated by the Company or any of its subsidiaries or affiliates as a result of the Executive's taking any action constituting Cause as defined herein; or

            (v)   the date on which the Rollover Option or any part thereof or right or privilege relating thereto is transferred in violation of Section2(c) hereof.

        The Rollover Options shall not be affected by any change of duties or position of the Executive (including a transfer to or from the Company or one of its subsidiaries), so long as such Executive continues to be an employee of the Company or one of its subsidiaries.

        3.     Repurchase Option.

          (a)   Repurchase Option. In the event Executive ceases to be employed by the Company and its Subsidiaries (the "Company Group") for any reason, the Executive Securities (whether held by the Trust, Executive or one or more of the Trust's or Executive's transferees) shall be subject to repurchase by the Company and CHS (or any of its affiliates) pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option").

          (b)   Repurchase Price.

            (i)    If the Executive's employment is terminated (i) by the Company without Cause, (ii) by the Executive for Good Reason, (iii) due to the death or Disability of the Executive or (iv) after the third anniversary of the Merger for any reason, the purchase price for each share of Executive Securities shall equal the Fair Market Value (measured at the Repurchase Date (as defined below)) for such security. Furthermore, if Executive's employment is terminated pursuant to (i) or (ii) above, the Repurchase Option has been exercised, and there shall have been a Liquidity Event within four months after the Date of Termination, then the Trust or the Executive, as the case may be, shall be entitled to receive on a per-share basis an amount equal to the excess (if any) of the price per share paid pursuant to such Liquidity Event over the price per share paid in connection with such termination.

            (ii)   If the Executive's employment is terminated on or before the third anniversary of the Merger (i) by the Executive without Good Reason or (ii) by the Company for Cause, then the purchase price for each share of Executive Securities shall equal the lower of (x) the Original Cost of such share of Executive Securities or (y) Fair Market Value (measured at the Repurchase Date (as defined below)).

          (c)   Repurchase Procedure.

            (i)    In connection with any exercise of the Repurchase Option, the Board may elect to purchase all or any portion of the Executive Securities by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities no earlier than the later of (a) the Date of Termination and (b) the date that is six months after Executive exercised the Rollover Options (such later date, the "Trigger Date"), but no later than 90 days after the Trigger Date. The Repurchase Notice shall set forth the number of shares of Executive Securities to be acquired from each holder of Executive Securities, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

            (ii)   If for any reason the Company does not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, CHS shall be entitled to exercise the Repurchase Option for the shares of Executive Securities the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 30 days after the expiration of the 90-day period after the Trigger Date, the Company shall give written notice (the "Option Notice") to CHS setting forth the number of Available Shares and the purchase price for the Available Shares. CHS may elect to purchase any or all of the Available Shares by giving written notice to the Company within 15 days after the Option Notice has been given by the Company setting forth the number of shares CHS shall purchase, the aggregate purchase price and the time and place of the closing of the transaction (the "CHS Option Notice").

            (iii)  The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or CHS Option Notice, which date shall not be more than 30 days nor less than five days after the delivery of the later of either such notice to be delivered. Notwithstanding the date upon which the closing occurs, the date upon which the repurchase shall be effective (the "Repurchase Date") shall be the Date of Termination. The Company and/or CHS shall pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds; provided that if a cash payment would violate any loan agreement with a lender of the Company Group, then (provided the Company has used and continues to use reasonable efforts to obtain a waiver or other relief from such violation) such payment will be paid in a manner that does not violate the loan agreement, including by a subordinated promissory note bearing interest at a rate per annum equal to the "prime rate" as listed in The Wall Street Journal in its "Money Rates" section on the Date of Termination. The purchasers of Executive Securities hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

          (d)   The right of the Company and CHS to repurchase Executive Securities pursuant to this Section 3 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

        4.     Restrictions on Transfer.

          (a)   General. Neither the Trust nor the Executive shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any interest in any shares of Executive Securities without the prior written consent of the Company; except, the Trust and the Executive shall be entitled to Transfer Executive Securities pursuant to the terms and conditions of Sections 2(c), 2(d) or 4the Stockholders Agreement. This Section 4(a) shall terminate upon the first to occur of the Sale of the Company or a Qualified Pubic Offering.

          (b)   Legend. The certificates representing the Executive Securities shall bear the following legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST 20, 2002, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES AGREEMENT BETWEEN THE COMPANY AND THE EXECUTIVE NAMED THEREIN DATED AS OF AUGUST 20, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (c)   Opinion of Counsel. No holder of Executive Securities may sell, transfer or dispose of any Executive Securities (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer; provided that no such opinion is required for sales pursuant to Rule 144 under the 1933 Act.

        5.     Open Market Transactions. If the Board, CHS and the holders of a majority of the outstanding shares of Common Stock approve an initial public offering of Common Stock (the "Initial Public Offering") pursuant to an effective registration statement under the Securities Act, for a period beginning on the effective date (the "Effective Date") of such Initial Public Offering and ending on the second anniversary thereof, neither the Trust nor the Executive shall sell any shares of Executive Securities in Public Sales; provided that, notwithstanding anything to the contrary herein, if CHS or its Affiliates (the "CHS Group") sells any shares of Common Stock or Company Series A Preferred it or they then holds (the "CHS Shares") during such period in Public Sales, each of the Trust and the Executive may also sell shares of Executive Securities held by the Trust and the Executive, respectively, in Public Sales in a percentage equal to or less than the percentage of CHS Shares so sold by the CHS Group. For the year beginning on the second anniversary of the Effective Date and ending on the third anniversary thereof, the Trust and the Executive may sell in Public Sales, in the aggregate, the greater of (i) 30% of the shares of Executive Securities held by the Trust or the Executive on the Effective Date and (ii) the percentage of CHS Shares sold by the CHS Group during such 12 month period. For the year beginning on the third anniversary of the Effective Date and ending on the fourth anniversary thereof, the Trust and the Executive may sell in Public Sales, in the aggregate, the greater of (i) 30% of the shares of Executive Securities held by the Trust or the Executive on the Effective Date and (ii) the percentage of CHS Shares sold by the CHS Group during such 12 month period. For the year beginning on the fourth anniversary of the Effective Date and ending on the fifth anniversary thereof, the Trust and the Executive may sell in Public Sales, in the aggregate, the greater of (i) 40% of the shares of Executive Securities held by the Trust or the Executive on the Effective Date and (ii) the percentage of CHS Shares sold by the CHS Group during such 12 month period, and thereafter no restrictions under this Section 5 shall apply. Notwithstanding anything herein to the contrary, if (a) the Executive is terminated by the Company without Cause, (b) the Executive resigns for Good Reason, (c) the Executive's employment is terminated because the Executive dies, (d) the Executive's employment is terminated due to Executive's Disability or (e) CHS distributes all or a portion of the CHS Shares to its investors, then neither the Trust nor the Executive shall longer be bound by the restrictions of this Section 5, or, in the event of a partial distribution by CHS to its investors, shall be bound only with respect to an amount of Executive Securities proportionate to the CHS Shares that CHS retained after such distribution relative to the amount of CHS Shares that CHS had before such distribution.

        6.     Definitions.

        "Affiliate" means, as to any specified Person, (i) any shareholder, equity owner, officer, or director of such Person and their family members or (ii) any other Person which, directly or indirectly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Board" means the Company's Board of Directors.

        "Cause" means, and shall be limited to, the Executive's (A) taking any action constituting "cause" as defined in Executive's Employment Agreement or, (B) if and only if no such definition within such Employment Agreement is in effect on the date hereof, the Executive's (i) engaging in gross misconduct or fraud in the performance of his employment, (ii) conviction or guilty plea with respect to any felony, (iii) material breach of any agreement between the Executive and the Company or willful neglect of his duties to the Company after written notice to Executive of such breach or neglect (provided Executive shall have an opportunity to cure such breach or neglect if curable within 30 days after such written notice) or (iv) failure to comply with any material written policy of the Company after written notice to Executive of such failure (provided Executive shall have an opportunity to cure such failure if curable within 30 days after such written notice).

        "Common Stock" means, in the aggregate, the Company Common Stock and the Company Nonvoting Common Stock.

        "Date of Termination" means (i) if the Executive's employment is terminated by the Company, the effective date of termination as specified in the written notice from the Company to the Executive terminating the Executive's employment, (ii) if the Executive's employment is terminated by the Executive, the date the Company receives notice from the Executive terminating the Executive's employment or (iii) if Executive's employment is terminated other than pursuant to (i) or (ii), then the date determined in good faith by the Board.

        "Disability" has the meaning given to it in Section 22(e)(3) of the Code.

        "Employment Agreement" means the Employment Agreement, if any, between the Company and Executive, as amended.

        "Escrow Agreement" means that certain Indemnification Escrow Agreement dated as of the date of the Merger among the Company, the Target, the Sellers' Representative (as defined therein) and the Escrow Agent (as defined therein).

        "Executive Securities" shall continue to be Executive Securities in the hands of any holder other than the Trust or Executive (except for the Company and CHS and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities shall succeed to all rights and obligations attributable to the Trust and Executive as a holder of Executive Securities hereunder. Executive Securities shall also include shares of the Company's capital stock issued with respect to Executive Securities by way of a stock split, stock dividend or other recapitalization. By way of clarification, notwithstanding any implication to the contrary herein, the Rollover Options shall be treated as shares of Executive Securities for purposes of this Agreement.

        "Fair Market Value" of each share of Executive Securities that is Common Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided that if the Original Cost of securities purchased (or rolled over) by the Trust and Executive as of the closing was $250,000 or greater and the Trust or the Executive disagrees with the Board's determination of the Fair Market Value hereunder, then the Trust or Executive, as the case may be, may seek a determination of fair market value by an independent investment bank, and such investment bank's determination shall be final and binding among the Trust or Executive, as the case may be, and the Company and the fees for which will be split equally between the Trust or the Executive, as applicable, and the Company. If the Trust or the Executive and the Company cannot agree on an independent investment bank, the Company and the Trust or the Executive, as applicable, shall each name an investment bank and those two investment banks shall name a third investment bank that shall be used to make the valuation. The Trust or the Executive, as the case may be, and the Company shall each pay 50% of the fees and expenses of such investment bank. The Fair Market Value of each share of Executive Securities that is Company Class A Preferred is the Liquidation Value of such share plus all accrued and unpaid dividends thereon. For purposes of determining the Fair Market Value of any Rollover Option, such Fair Market Value shall be equal to the excess of the Fair Market Value of the Common Stock or Company Class A Preferred acquirable upon exercise of such Rollover Option over the Exercise Price of such Rollover Option.

        "Good Reason" (A) has the meaning given to such term under Executive's Employment Agreement or (B) if and only if no such definition within such Employment Agreement is in effect on the date hereof, means, in connection with a voluntary termination by the Executive, that without his written consent (i) the Executive ceases to have the same title as of the date hereof, (ii) there shall have occurred a reduction of the Executive's base salary by more than 10% or (iii) the Company shall have materially breached this Agreement.

        "Liquidity Event" shall mean a Sale of the Company or a Public Offering.

        "1933 Act" means the Securities Act of 1933, as amended from time to time.

        "Original Cost" of each share of Company Common Stock purchased hereunder shall be equal to $1.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations) and of each share of Company Class A Preferred shall be equal to $1,000.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations). The Original Cost of each Rollover Common Option shall be equal to $1.00 minus the Common Exercise Price (each as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations), and the Original Cost of each Rollover Preferred Option shall be equal to $1,000.00 minus the Preferred Exercise Price (each as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

        "Public Offering" means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company's Common Stock.

        "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker at a time when the Company is a reporting company under the Securities Exchange Act of 1934 and has filed all reports required thereunder.

        "Registration Agreement" shall mean that certain Registration Agreement, dated as of August 20, 2002, by and among the Company and certain investors as amended from time to time.

        "Sale of the Company" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act), other than CHS or its Affiliates, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term "group" is used under the Securities Exchange Act), other than CHS or its Affiliates.

        "Stockholders Agreement" shall mean that certain Stockholders Agreement, dated as of August 20, 2002, by and among the Company and certain investors as amended from time to time.

        7.     Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

  To the Company:

  Otis Spunkmeyer Holdings, Inc.
  14490 Catalina Street

  San Leandro, California 94577
  Facsimile: (510) 352-5680
  Attention: John S. Schiavo, Chief Executive Officer;

  To Executive:

  John S. Schiavo
  1560 Rancho Del Hambre
  Lafayette, CA 94549

  To the Trust:

  Schiavo Family Revocable Trust
  c/o John S. Schiavo
  1560 Rancho Del Hambre
  Lafayette, CA 94549

  To CHS:

  Code Hennessy & Simmons LLC
  10 South Wacker Drive, Suite 3175
  Chicago, Illinois 60606
  Facsimile: (312) 876-3854
  Attention: Andrew W. Code and Steven R. Brown

  With a copy to:

  Kirkland & Ellis
  200 E. Randolph Dr.
  Chicago, IL 60601
  Facsimile: (312) 861-2200
  Attention: Sanford E. Perl

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

        8.     General Provisions.

          (a)   Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such stock for any purpose.

          (b)   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c)   Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)   Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e)   Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Trust, Executive, the Company, CHS and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of the Trust and Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

          (f)    Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          (g)   Remedies. Each of the parties to this Agreement and CHS shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h)   Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Trust, the Executive and CHS.

          (i)    Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by CHS as provided herein.

          (j)    Special Notices for Holders of Rollover Options. The Company shall give to each holder of Rollover Options the same notice, and at the same time, as such notices are given to holders of "Class A Preferred" and, if applicable, "Voting Common Stock", as provided under the Company's Amended and Restated Certificate of Incorporation. In addition, in the event the Company proposes to redeem any shares of "Class A Preferred" pursuant to Section 4(a) of the Company's Amended and Restated Certificate of Incorporation, it shall, prior thereto, give the holders of Rollover Options at least 10 days written notice in order to afford them the opportunity to exercise such options prior to such redemption (and any such exercise may be conditional upon consummation of the redemption).

* * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the date first written above.

OTIS SPUNKMEYER HOLDINGS, INC.
By	/s/ STEVE BROWN
Name:
Its
/s/ JOHN S. SCHIAVO John S. Schiavo
SCHIAVO FAMILY REVOCABLE TRUST
By	/s/ JOHN S. SCHIAVO
Name:	John S. Schiavo
Its	President/CEO

Agreed and Accepted:

CODE HENNESSY & SIMMONS IV LP

By:	CHS Management IV LP
Its:	General Partner
By:	Code Hennessy & Simmons LLC
Its:	General Partner
By:	/s/ ANDREW CODE
Its: